FOR IMMEDIATE RELEASE

CONTACT:           THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2010

Philadelphia, PA, May 5, 2010 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported a loss from continuing operations attributable to common shareholders of $1.2 million, or $0.06 per common share-diluted and $259,000, or $0.01 per common share-diluted for the second fiscal quarter and six months ended March 31, 2010, respectively, as compared to a loss from continuing operations attributable to common shareholders of $11.5 million, or $0.62 per common share-diluted and $14.8 million, or $0.80 per common share-diluted for the second fiscal quarter and six months ended March 31, 2009, respectively.

Jonathan Cohen, CEO and President commented, “We continue to make significant progress across our businesses.  While we were pleased by events at Resource Capital, Apidos, and Resource Real Estate both during the quarter and immediately after it, we were disappointed by our loss this quarter after two profitable quarters; nonetheless we believe our recovery to stable profitability remains on track.  We are in the middle of repositioning our leasing company which suffered this quarter in part as a result of costs incurred to solidify that valuable franchise.”

The Company also reported:

•
Capital Fundraising.  In December 2009, Resource Real Estate Holdings, Inc. (“Resource Real Estate”) closed its real estate opportunity fund, which focuses on acquiring discounted real estate assets and related debt, having raised $41.4 million.

•
Resource Real Estate filed a $750.0 million registration statement with the Securities and Exchange Commission on July 7, 2009 for Resource Real Estate Opportunity REIT, Inc. of which Resource Real Estate will be the external manager.  Resource Real Estate recently filed a third amendment to the originally filed registration statement.

•
Debt Reduction.  As of March 31, 2010, the Company reduced its total consolidated borrowings outstanding to $144.5 million from $191.4 million as of September 30, 2009, a decrease of $46.9 million (25%).  At March 31, 2010, borrowings include $96.5 million of borrowings under a non-recourse credit facility at LEAF, $17.6 million of corporate revolving debt, $13.5 million of senior notes, net of a discount, and $16.9 million of other debt, of which $13.5 million is in mortgage debt secured by the underlying properties.

•
Adjusted Revenues and Adjusted Operating (Loss) Income − Non-GAAP Measures.  For the second fiscal quarter and six months ended March 31, 2010, the Company reported adjusted revenues of $19.4 million and $42.2 million, respectively, as compared to $25.9 million and $59.1 million for the second fiscal quarter and six months ended March 31, 2009, respectively.  For the second fiscal quarter and six months ended March 31, 2010, the Company reported an adjusted operating loss of $1.9 million and $55,000, respectively, as compared to adjusted operating income of $2.7 million and $7.8 million for the second fiscal quarter and six months ended March 31, 2009, respectively.  Adjusted revenues and adjusted operating (loss) income excludes $29,000 and $2.6 million of pre-tax fair value gains for the second fiscal quarter and six months ended March 31, 2010, respectively, as compared to $1.2 million of pre-tax fair value gains and $37,000 of losses for the second fiscal quarter and six months ended March 31, 2009, respectively.  A reconciliation of the Company’s total GAAP revenues and GAAP operating (loss) income to adjusted revenues and adjusted operating (loss) income is included in Schedule I to this release.

Assets Under Management

The following table details the Company’s assets under management by operating segment, which decreased by $3.6 billion (22%) from March 31, 2009 to March 31, 2010:

At March 31,
	2010	2009
Financial fund management	$ 10.3 billion	$ 13.5 billion
Real estate	1.7 billion	1.7 billion
Commercial finance	1.1 billion	1.5 billion
	$ 13.1 billion	$ 16.7 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Book Value

As of March 31, 2010, the Company’s GAAP book value per common share was $7.95 per share.  Total stockholders’ equity was $144.9 million as of March 31, 2010 as compared to $128.8 million as of March 31, 2009.  Total common shares outstanding were 18,223,993 as of March 31, 2010 as compared to 17,900,293 as of March 31, 2009.

Other Highlights for the Second Fiscal Quarter Ended March 31, 2010 and Recent Developments

•
In April 2010, Resource Real Estate purchased three loans on behalf of RCC from the U.S. Department of Housing and Urban Development for approximately $44.2 million in partnership with an existing joint venture partner. These loans are secured by multifamily rental properties located in Atlanta Georgia, Cleveland Ohio and Prince George County Maryland.  In connection with the purchase of these three loans, the Company received a $440,000 debt acquisition fee and will receive asset management and property management fees going forward.

•
Resource Real Estate completed fundraising for Resource Real Estate Opportunity Fund L.P., (“RREI Opportunity Fund”) a real estate partnership focused on investing in discounted real estate and related debt, having raised $41.4 million.

•
RREI Opportunity Fund acquired (i) a 296 unit multifamily rental property in Houston, Texas in January 2010, (ii) a 378 unit multifamily rental property in Memphis, Tennessee in March 2010, (iii) a 348 unit multifamily rental property in Houston, Texas in March 2010 and (iv) a 307 unit multifamily rental property in Houston, Texas in March 2010.  In April 2010, RREI Opportunity Fund entered into contracts to sell 43 of the 49 condominium units in Kansas City, Missouri that it acquired in June 2009.

•
Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 14,456 units at 54 properties as of March 31, 2010 from 13,127 units at 50 properties as of December 31, 2009.

•
In January 2010, Resource Real Estate received net proceeds of $811,000 in full satisfaction of a subordinate note that it held on a retail property located in Minnesota.  As a result of this sale, this previously consolidated entity was deconsolidated, thus further reducing the Company’s debt by $1.0 million.

•	Resource Real Estate received $238,000 and recorded a gain of $106,000 from the sale of an asset in one of its managed funds in which it owns an equity investment.

•	In April 2010, Resource Real Estate sold its 10% equity interests in two joint ventures that owned properties in Savannah, Georgia for $761,000.

•
The Company reduced its borrowings to $144.5 million at March 31, 2010, a decrease of $46.9 million from September 30, 2009.  This decrease primarily reflects a $40.0 million reduction in borrowings on LEAF’s revolving warehouse credit facility and a $9.5 million reduction of the Company’s two corporate revolving lines of credit.

•
The Company’s Board of Directors authorized the payment on April 30, 2010 of a $0.03 cash dividend per share on the Company’s common stock to holders of record as of the close of business on March 31, 2010.

•	RCC paid a cash dividend of $0.25 per common share for its first quarter ended March 31, 2010.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to the securities to be offered by Resource Real Estate Opportunity REIT, Inc. has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  A written prospectus may be obtained by contacting Chadwick Securities, Inc., 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and reconciliation of GAAP revenues to adjusted revenues and reconciliation of GAAP operating (loss) income to adjusted operating (loss) income.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	September 30,
	2010	2009
	(unaudited)	(as revised)
ASSETS
Cash	$7,324	$26,197
Restricted cash	2,547	2,741
Receivables	2,245	1,358
Receivables from managed entities and related parties, net	60,362	55,047
Investments in commercial finance - held for investment, net	749	2,429
Investments in commercial finance - held for sale, net	102,642	142,701
Investments in real estate, net	27,818	27,313
Investment securities available-for-sale, at fair value	23,540	19,500
Investments in unconsolidated entities	14,528	16,241
Property and equipment, net	10,332	13,435
Deferred tax assets	43,055	45,656
Goodwill	7,969	7,969
Intangible assets, net	3,239	3,637
Other assets	16,514	11,616
Total assets	$322,864	$375,840

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$31,883	$40,986
Payables to managed entities and related parties	197	1,284
Borrowings	144,473	191,383
Deferred tax liabilities	2,046	2,046
Total liabilities	178,599	235,699

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 49,000,000 shares authorized; 28,162,141 and 27,757,849 shares issued, respectively (including nonvested restricted stock of 783,698 and 552,461, respectively)	274	272
Additional paid-in capital	280,183	277,944
Accumulated deficit	(23,820)	(22,471)
Treasury stock, at cost; 9,154,450 and 9,213,665 shares, respectively	(99,722)	(100,367)
Accumulated other comprehensive loss	(11,972)	(15,560)
Total stockholders’ equity	144,943	139,818
Noncontrolling interests	(678)	323
Total equity	144,265	140,141
Total liabilities and equity	$322,864	$375,840

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
REVENUES:		(as revised)		(as revised)
Real estate	$5,770	$5,173	$12,717	$12,063
Commercial finance	7,409	13,335	16,232	28,486
Financial fund management	6,221	8,611	15,873	18,530
	19,400	27,119	44,822	59,079
COSTS AND EXPENSES:
Real estate	5,516	5,370	10,243	11,288
Commercial finance	4,731	6,774	9,306	14,223
Financial fund management	4,700	5,082	9,404	10,810
General and administrative	2,768	3,670	6,200	7,678
(Gain) loss on sale of leases and loans	(31)	(86)	551	(319)
Provision for credit losses	1,210	853	1,986	4,597
Depreciation and amortization	2,382	1,535	4,588	3,082
	21,276	23,198	42,278	51,359
OPERATING (LOSS) INCOME	(1,876)	3,921	2,544	7,720
OTHER (EXPENSE) INCOME:
Total other-than-temporary impairment losses on investment securities	(297)	(3,039)	(297)	(7,962)
Portion recognized in other comprehensive loss	−	−	−	−
Net other-than-temporary impairment losses recognized in earnings	(297)	(3,039)	(297)	(7,962)
Loss on sale of loans and investment securities, net	(424)	(11,588)	(424)	(11,588)
Interest expense	(3,871)	(5,924)	(7,688)	(14,323)
Other income, net	637	544	1,207	2,243
	(3,955)	(20,007)	(7,202)	(31,630)
Loss from continuing operations before taxes	(5,831)	(16,086)	(4,658)	(23,910)
Income tax benefit	(3,986)	(3,460)	(3,401)	(7,606)
Loss from continuing operations	(1,845)	(12,626)	(1,257)	(16,304)
Loss from discontinued operations, net of tax	(2)	(163)	(2)	(88)
Net loss	(1,847)	(12,789)	(1,259)	(16,392)
Add: Net loss attributable to noncontrolling interests	615	1,156	998	1,539
Net loss attributable to common shareholders	$(1,232)	$(11,633)	$(261)	$(14,853)
Basic loss per share attributable to common shareholders:
Continuing operations	$(0.06)	$(0.62)	$(0.01)	$(0.80)
Discontinued operations	−	(0.01)	−	(0.01)
Net loss	$(0.06)	$(0.63)	$(0.01)	$(0.81)
Weighted average shares outstanding	19,089	18,468	18,888	18,374
Diluted loss per share attributable to common shareholders:
Continuing operations	$(0.06)	$(0.62)	$(0.01)	$(0.80)
Discontinued operations	−	(0.01)	−	(0.01)
Net loss	$(0.06)	$(0.63)	$(0.01)	$(0.81)
Weighted average shares outstanding	19,089	18,468	18,888	18,374
Dividends declared per common share	$0.03	$0.07	$0.06	$0.14
Amounts attributable to common shareholders:
Loss from continuing operations, net of tax	$(1,230)	$(11,470)	$(259)	$(14,765)
Discontinued operations, net of tax	(2)	(163)	(2)	(88)
Net loss	$(1,232)	$(11,633)	$(261)	$(14,853)

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,259)	$(16,392)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net other-than-temporary impairment losses recognized in earnings	297	7,962
Depreciation and amortization	6,721	4,156
Provision for credit losses	1,986	4,597
Equity in earnings of unconsolidated entities	(3,441)	(199)
Distributions from unconsolidated entities	2,701	3,053
Loss (gain) on sale of leases and loans	551	(319)
Loss on sale of loans and investment securities, net	436	11,548
Gain on sale of assets	(287)	(688)
Deferred income tax provision (benefit)	33	(14,520)
Equity-based compensation issued	2,014	2,775
Equity-based compensation received	(375)	(98)
Decrease in commercial finance investments − held for sale	37,182	4,390
Changes in operating assets and liabilities	(19,667)	(4,494)
Net cash provided by operating activities	26,892	1,771
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(236)	(184)
Payments received on real estate loans and real estate	2,885	10,036
Investments in real estate	(1,512)	(2,232)
Purchase of commercial finance assets − held for investment	-	(41,942)
Payments received on commercial finance assets − held for investment	-	33,643
Purchase of loans and investments	(1,011)	(19,036)
Proceeds from sale of loans and investments	1,510	13,275
Principal payments received on loans	333	3,975
Other	(1,374)	(1,394)
Net cash provided by (used in) investing activities	595	(3,859)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	71,001	263,714
Principal payments on borrowings	(116,525)	(258,054)
Dividends paid	(1,088)	(2,480)
Decrease in restricted cash	194	9,326
Repurchase of subsidiary stock held by a noncontrolling stockholder	-	(264)
Other	58	(69)
Net cash (used in) provided by financing activities	(46,360)	12,173

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	-	(8)
Financing activities	-	(77)
Net cash used in discontinued operations	-	(85)
(Decrease) increase in cash	(18,873)	10,000
Cash at beginning of year	26,197	14,910
Cash at end of period	$7,324	$24,910

SCHEDULE I

RECONCILIATION OF GAAP REVENUES TO ADJUSTED REVENUES AND RECONCILIATION OF GAAP OPERATING (LOSS) INCOME TO ADJUSTED OPERATING (LOSS) INCOME
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Revenues
Real estate	$5,770	$5,173	$12,717	$12,063
Commercial finance	7,409	13,335	16,232	28,486
Financial fund management	6,221	8,611	15,873	18,530
Total revenues − GAAP	19,400	27,119	44,822	59,079

Adjustments:
Fair value adjustments (1)	(29)	(1,181)	(2,599)	37
Adjusted revenues (2)	$19,371	$25,938	$42,223	$59,116

Operating (loss) income − GAAP	$(1,876)	$3,921	$2,544	$7,720

Adjustments:
Fair value adjustments (1)	(29)	(1,181)	(2,599)	37
Adjusted operating (loss) income (2)	$(1,905)	$2,740	$(55)	$7,757

(1)	Reflects pre-tax fair value adjustments on investments reported under the equity method of accounting.

(2)
Management of the Company views adjusted revenues and adjusted operating income, both non-GAAP measures, as useful and appropriate supplements to revenues and operating income since they exclude fair value adjustments related to current credit market conditions and are not indicative of the Company’s current operating performance.